Amendment No. 5
to the
Fund Participation Agreement (the “Agreement”)
dated as of May 1, 2009
Among
Transamerica Financial Life Insurance Company,
American Funds Insurance Series and
Capital Research and Management Company

THIS AMENDMENT is entered into as of this 1st day of May, 2014 among Transamerica Financial Life Insurance Company (the “Company”), on behalf of itself and certain of its separate accounts); AMERICAN FUNDS INSURANCE SERIES (“Series”); and CAPITAL RESEARCH AND MANAGEMENT COMPANY (“CRMC”).  Capitalized terms used herein and no otherwise defined shall be given the definition ascribed such term in the Agreement.

WHEREAS, the parties desire to further amend the Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

1.	Section 22. is revised as follows:

“If to the Company:

Transamerica Financial Life Insurance Company
4333 Edgewood Road NE
Cedar Rapids, Iowa 52499
Attn: IS&R General Counsel”

2.	Attachment A is deleted in its entirety and replaced with the attached Attachment A.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.  Unless otherwise specified, all defined terms shall have the same meaning given to them in the Agreement.

Effective Date:  May 1, 2014

TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY
on behalf of itself and each Account

By:           _____________________________
Name:           John Mallett
Title:           Vice President
Date:           _____________________________

AMERICAN FUNDS INSURANCE SERIES

By:           _____________________________
Name:           _____________________________
Title:           _____________________________
Date:           _____________________________

CAPITAL RESEARCH AND MANAGEMENT COMPANY

By:           _____________________________
Name:           _____________________________
Title:           _____________________________
Date:           _____________________________

ATTACHMENT A
Revised May 1, 2014

SEPARATE ACCOUNTS, CONTRACTS AND PORTFOLIOS

Name of Separate Account and Date Established by the Board of Directors	Contracts	Portfolios
Separate Account VA BNY September 27, 1994
Transamerica Variable Annuity Series (NY)
Transamerica Variable Annuity O-Share (NY)
Partners Variable Annuity Series (NY)
Transamerica AxiomSM II (NY)
Transamerica Advisor EliteSM II (NY)
Transamerica AxiomSM NY Variable Annuity
Transamerica LandmarkSM NY Variable Annuity
Transamerica LibertySM NY Variable Annuity
Transamerica Advisor EliteSM Variable Annuity (NY)

• Asset Allocation Fund – Class 2 Shares
• Blue Chip Income and Growth Fund – Class 2 Shares
• Bond Fund – Class 2 Shares
• Cash Management Fund – Class 2 Shares
• Global Growth Fund – Class 2 Shares
• Global Growth & Income Fund – Class 2 Shares
• Global Small Capitalization Fund  - Class 2 Shares
• Growth Fund – Class 2 Shares
• Growth-Income Fund – Class 2 Shares
• High-Income Bond Fund – Class 2 Shares
• International Fund – Class 2 Shares
• New World Fund – Class 2 Shares
• U.S. Government/AAA-Rated Securities Fund – Class 2 Shares

TFLIC Series Life Account October 24, 1994	TFLIC Transamerica Journey	• Growth Fund – Class 2 Shares • Growth-Income Fund – Class 2 Shares • International Fund – Class 2 Shares